Exhibit 5.1

November 29, 2016

Board of Directors China Recycling Energy Corporation 12/F, Tower A Chang An International Building No. 88 Nan Guan Zheng Jie Xi’an City, Shaanxi Province, China

Re: Resale Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to China Recycling Energy Corporation, a Nevada corporation (the “Company”), in connection with the Resale Registration Statement on Form S-3 (the “Registration Statement”) filed today by the Company with the Securities and Exchange Commission (the “Commission”)  under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale, from time to time, of up to 2,286,981 shares of the Company’s common stock (the “Shares”), $0.001 par value per share (the “Common Stock”), by those certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) pursuant to Rule 415 under the Securities Act.  This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our “Opinion”), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and the record of corporate proceedings. In making all of our examinations, we assumed the genuineness of all signatures, the authority of the persons who executed such documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents. As to various factual matters that are material to our Opinion, we have relied upon certificates of public officials and certificates, resolutions, documents, statements and other information of the Company or its representatives. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

We do not herein express any opinion concerning any matter respecting or affected by any laws other than provisions of Chapter 78 of the Nevada Revised Statutes as now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as the issuance of the Shares. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

Based upon and subject to the foregoing, and in reliance thereon, we are of the following opinion:

1.       the Shares of Common Stock that are issued, outstanding and held by the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable.

This opinion letter is provided for use solely in connection with the resale of the Shares covered by the Registration Statement and may not be furnished to, quoted from or relied upon by any other person, firm, or corporation without our express written consent. No opinion may be implied or inferred beyond the Opinion expressly stated in the paragraph immediately above.  Our Opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Garvey Schubert Barer

GARVEY SCHUBERT BARER